THIS WARRANT AND THE SUBORDINATE VOTING SHARES TO BE SOLD UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.

                         Warrant to Purchase Up To
               ______________ Subordinate Voting Shares Of
                        Ben-Abraham Technologies Inc.

     THIS CERTIFIES that, for value received, ________________ ("Investor") or any transferee of Investor (Investor or such transferee being hereinafter referred to as the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from Ben-Abraham Technologies Inc., a Wyoming corporation (the "Company"), that number of fully paid and nonassessable subordinate voting shares (the "Subordinate Shares") of the Company at the purchase price per share as set forth in Section 1 below (the "Exercise Price"). The number of Subordinate Shares purchasable and Exercise Price are subject to adjustment as provided in Section 10 hereof.

     1.   NUMBER OF WARRANT SHARES; EXERCISE PRICE; TERM.

          (a) Subject to adjustments as provided herein, the Holder of this Warrant may, at his option, exercise this Warrant in whole at any time or in part from time to time for _____________________________ (__________)
     Subordinate Shares (the "Warrant Shares") at an Exercise Price of Thirty Cents ($0.30) per Warrant Share.

          (b) Subject to the terms and conditions set forth herein, this Warrant and all rights and options hereunder shall expire at 5:00 p.m. central standard time on May 6, 2004. This Warrant and all options and rights hereunder shall be wholly void to the extent this Warrant is not exercised before it expires.

     2. TITLE TO WARRANT. The Warrant and all rights hereunder are transferable, in whole or in part. Transfers shall occur at the office or agency of the Company by the Holder of the Warrant in person or by duly authorized attorney, upon surrender of the Warrant together with the Assignment Form annexed hereto properly endorsed.

     3. EXERCISE OF WARRANT. The Warrant is exercisable by the Holder, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of the Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder hereof, at the office of the Company in Lincolnshire, Illinois (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Company), and subject to Section 4 hereof, upon payment of the Exercise Price in cash or check, whereupon the Holder of the Warrant shall be entitled to receive a Warrant for the number of Warrant Shares so purchased and, if the Warrant is exercised for fewer than all of the Warrant Shares, a new Warrant representing the right to acquire the number of Warrant Shares in respect of which this Warrant shall not have been exercised. Notwithstanding the foregoing, payment of the Exercise Price may also be made by (a) delivering Subordinate Shares already owned by the Holder having a total Fair market Value (as defined in Section 4) on the date of delivery equal to the aggregate Exercise Price; (b) authorizing the Company to return Subordinate Shares which would otherwise be issuable upon exercise of this Warrant having a total Fair Market Value on the date of exercise equal to the aggregate Exercise Price; or (c) any combination of the foregoing. The Company agrees that, upon exercise of the Warrant in accordance with the terms hereof, the Warrant Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which the Warrant shall have been exercised.

     Certificates for Warrant Shares purchased hereunder and, on exercise of fewer than all of the Warrant Shares purchasable hereunder, a new Warrant representing the right to acquire Warrant Shares not so purchased shall be delivered to the Holder hereof as promptly as practicable after the date on which the Warrant shall have been exercised.

     The Company covenants that all Warrant Shares which may be issued upon the exercise of the Warrant shall, upon exercise of the Warrant and payment of the Exercise Price, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

     4. NO FRACTIONAL WARRANT SHARES OR SCRIP. No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. In lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, such Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of Fair Market Value (as defined herein) for such fractional Warrant Share above the Exercise Price for such fractional share or (b) a whole share if the Holder tenders the Exercise Price
for one whole Warrant Share.   For purposes hereof, the term "Fair Market Value"
shall mean an amount determined as follows: (A) if the Subordinated Shares is listed on a national or regional securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market System or the NASDAQ Small Cap Market (collectively, "NASDAQ"), the Fair Market Value on a particular day shall be the last reported sale price of the Subordinated Shares on such exchange or on NASDAQ, on the last business day prior to such day or, if no such sale is made on such business day, the average closing bid and asked prices for such day on such exchange or on NASDAQ, or (B) if the Subordinated Shares are not listed or admitted to unlisted trading privileges on an exchange or on NASDAQ, the fair market value on a particular day shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., or the National Association of Securities Dealers, Inc. OTC Bulletin Board on the last business day prior to such day, or
(C) if the Subordinated Shares are not so listed or admitted to unlisted trading privileges on an exchange or on NASDAQ and bid and asked prices are not so reported, the Fair Market Value on a particular day shall be an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of the Warrant or in such name or names as may be directed by the Holder of the Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of the Warrant, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Notice of Exercise duly completed and executed and stating in whose name the certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations.

     6. NO RIGHTS AS WARRANT SHAREHOLDERS. The Warrant does not entitle the Holder hereof to any voting rights, dividend rights or other rights as a shareholder of the Company prior to the exercise thereof.

     7. EXCHANGE AND REGISTRY OF WARRANT. The Company shall maintain a registry showing the name and address of the Holder of the Warrant. The Warrant may be surrendered for exchange, transfer or exercise, in accordance with the terms hereof, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     8. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of the Warrant.

     9. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     10.  ADJUSTMENTS.

          (a) Subject to the exceptions referred to in Section 10(f) below, in the event the Company shall, at any time or from time to time after the date hereof, (i) sell any Subordinate Shares for a consideration per share less than U.S. $0.20, (ii) issue any Subordinate Shares as a stock dividend to the holders of Subordinate Shares, or (iii) subdivide or combine the outstanding Subordinate Shares into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a

     "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) (A) in the case of clause (i), equal to the lesser of (A) the consideration per share paid in such sale or (B) the then current Exercise Price and (ii) in the case of clause (ii) or (iii), determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of Subordinate Shares outstanding immediately prior to the issuance of such additional shares, and the denominator of which shall be the number of Subordinate Shares outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          Upon each adjustment of the Exercise Price pursuant to this Section 10, except pursuant to Section 10(a)(i) or 10(e)(iv), the total number of Subordinate Shares purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

          (b) In case of any reclassification, capital reorganization or other change of outstanding Subordinate Shares, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any, reclassification, capital reorganization or other change of outstanding Subordinate Shares), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder of the Warrant shall have the right thereafter, by exercising such Warrant, to purchase the kind and highest number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Subordinate Shares that might have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume in writing the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provision, the Holder may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganzations and other changes of outstanding Subordinate Shares and to successive consolidations, mergers, sales or conveyances.

          (c) Irrespective of any adjustments or changes in the Exercise Price or the number of Subordinate Shares purchasable upon exercise of the Warrant, this Warrant shall continue to express the Exercise Price per share, the number of shares purchasable thereunder as if the changed Exercise Price per share, and the changed number of shares purchasable were expressed in the Warrant when the same was originally issued.

          (d)    After each adjustment of the Exercise Price pursuant to this
     Section 10, the Company will promptly deliver to the Holder a certificate signed by the Chief Executive Officer of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of Subordinate Shares purchasable upon exercise of the Warrant after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. No failure to deliver such notice nor any defect therein or in the delivery thereof shall affect the validity thereof.

          (e)    For purposes of Section 10(a) hereof, the following provisions
     (i) through (v) shall also be applicable:

                 (i) The number of Subordinate Shares outstanding at any given time shall include Subordinate Shares owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                 (ii) In case of (A) the sale by the Company of any options, rights or warrants to subscribe for or purchase Subordinate Shares or any securities convertible into or exchangeable for Subordinate Shares without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (B) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any options, rights or warrants to subscribe for or purchase Subordinate Shares or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Subordinate Shares are issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of Subordinate Shares issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than U.S. $0.20, then the total maximum number of Subordinate Shares issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be demed to have been sold for cash in an amount equal to such price per share.

                 (iii) In case of the sale by the Company for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Subordinate Shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing
          (A) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (B) the total maximum number of Subordinate Shares issuable upon the conversion or exchange of such Convertible Securities) is less than U.S. $0.20, then the total maximum number of Subordinate Shares issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to have been sold for cash in an amount equal to such price per share.

                 (iv) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in clause (iii) above or any other securities of the Company convertible, exchangeable or exercisable for Subordinate Shares, for any reason other than an event that would require adjustment to prevent dilution, such that the consideration per share received by the Company after such modification is less than U.S. $0.20, the Exercise Price to be in effect after such modification shall be the lesser of (A) the consideration per share paid after such modification or (B) the then current Exercise Price. Such adjustment shall become effective as of the date upon which modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price had no adjustment been made with respect to such right, warrant or option.

                 (v) In case of the sale for cash of any Subordinate Shares, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Subordinate Shares or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

          (f) No adjustment to the Exercise Price of the Warrant or to the number of Warrant Shares shall be made, however:

                 (i) upon the grant or exercise of any other options which may hereafter be granted or exercised under any stock option plan or other employee benefit plan of the Company; or

                 (ii) upon the issuance or sale of Subordinate Shares or Convertible Securities upon the exercise of any rights or warrants or options to subscribe for or purchase Subordinate Shares or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrant or were thereafter issued or sold; or

                 (iii) upon the issuance or sale of Subordinate Shares upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrant or were thereafter issued or sold.

          (g) As used in this Section 10, the term "Subordinate Shares" shall mean and include the Company's Subordinate Shares authorized on the date of the original issue of the Warrant and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Articles of Incorporation as Subordinate Shares on the date of the original issue of the Warrant or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 10(b) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding Subordinate Shares issuable upon exercise of the Warrant as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such Subordinate Shares as so reclassified or changed.

          (h) Any determination as to whether an adjustment in the Exercise Price in effect hereunder is required pursuant to Section 10, or as to the amount of any such adjustment, if required, shall be binding upon the Holder of the Warrant and the Company if made in good faith by the board of directors of the Company.

          (i) If and whenever the Company shall grant to the holders of Subordinate Shares, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Subordinate Shares or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Subordinate Shares, the Company shall concurrently therewith grant to the Holder of the Warrant all of such rights, warrants or options to which the Holder would have been entitled if, on the date of determination of stockholders entitled to the rights, warrants or options being granted by the Company, the Holder were the holder of record of the number of whole Subordinate Shares then issuable upon exercise of its Warrant. Such grant by the Company to the Holder of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 10.

     11.  MISCELLANEOUS.

          (a) GOVERNING LAW. The Warrant shall be binding upon any successors or assigns of the Company. The Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

          (b) RESTRICTIONS. THIS WARRANT AND THE SUBORDINATE VOTING SHARES TO BE SOLD UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.

          (c) ATTORNEY'S FEES. In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing the Warrant.

          (d) AMENDMENTS. The Warrant may be amended and the observance of any term of the Warrant may be waived with the written consent of the Company and the Holder.

          (e) SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect construction of or be taken into consideration in interpreting this Warrant.

          (f) NOTICES. Any notice required or permitted hereunder shall be deemed effectively given upon personal delivery to the party to be notified upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address: with respect to the Company, at its principal address in Lincolnshire, Illinois (or such other office or agency of the Company as it may designate by notice in writing to the Holder); and with respect to the Holder, at the address of the Holder appearing on the books of the Company.

                                      * * * *

     IN WITNESS WHEREOF, Ben-Abraham Technologies Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: May 6, 1999


                                        BEN-ABRAHAM TECHNOLOGIES INC.


                                        By:
                                               ----------------------------
                                        Title:
                                               ----------------------------



WARRANT HOLDER:

----------------------------

                              NOTICE OF EXERCISE


To:  Ben-Abraham Technologies Inc.

     1. The undersigned hereby elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, _______ subordinate voting shares (the "Warrant Shares") of Ben-Abraham Technologies Inc. (the "Company") and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant.

     2. The Warrant Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Warrant Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant Shares.

     3. Please issue a certificate or certificates representing said Warrant Shares in the name set forth below:

                                        ------------------------------------
                                        [Name]

     6. If said number of Warrant Shares are not all the Warrant Shares purchasable under the Warrant, please issue a new Warrant for the balance of such Warrant Shares in the name set forth below:

                                        ------------------------------------
                                        [Name]


Executed on                            (date).
            --------------------------

----------------------------------------------
[NAME OF HOLDER]

By:
   -------------------------------------------
Printed Name:
             ---------------------------------
Title (if applicable):
                      ------------------------

                                ASSIGNMENT FORM

          (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the ____________ of foregoing Warrant and all rights evidenced thereby are hereby assigned to


-------------------------------------------------------------------------------
                              (Please Print)

whose address is                                                               .
                 --------------------------------------------------------------
                              (Please Print)


     Please issue a new Warrant certificate for the unassigned Warrant (if any) in the name set forth below:

                                   --------------------------------------------
                                   [Name]



                                   Dated:                       , 19    .
                                         -----------------------    ----



          Holder's Signature:
                              ------------------------------------
          Holder's Address:
                              ------------------------------------

                              ------------------------------------




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the Warrant registry maintained by the Company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.